UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 4, 2025

Date of Report

(Date of earliest event reported)

Jefferson Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-42718 (Commission File Number)	33-1923926 (I.R.S. Employer Identification No.)
	600 SOUTH HIGHWAY 169, SUITE 1575, MINNEAPOLIS, Minnesota 55426 (Address of principal executive offices)	55426 (Zip Code)

Registrant’s telephone number, including area code: (320) 229-8505

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.0001 par value per share	JCAP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported in the Current Report on Form 8-K filed by Jefferson Capital, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on October 29, 2025, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with BLST Holding Company LLC, BLST Operating Company, LLC, BLST FinCo, LLC and BLST FinCo SubCo, LLC (collectively, “Bluestem”).

On December 4, 2025, pursuant to the terms and conditions of the Purchase Agreement, the Company completed the portfolio acquisition of credit card assets from Bluestem (the “Acquisition”). As previously disclosed, the Company does not intend to pursue ongoing originations through the Bluestem platform, and the Acquisition did not include any Bluestem retail operations or assets. The net purchase price for the portfolio was $196.1 million and the estimated remaining collections associated with the portfolio are $310.0 million.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 14, 2025.

Additionally, a copy of the press release issued by the Company in relation to the closing of the Acquisition is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Jefferson Capital, Inc. Press Release, dated December 4, 2025.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferson Capital, Inc.

Dated: December 5, 2025	By:	/s/ Christo Realov
Name: Christo Realov Title: Chief Financial Officer